AEYE REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Achieved Significant Progress Against Strategic Growth Initiatives

Full-year Revenue Performance Exceeded Wall Street Expectations

Dublin, Calif.– March 28, 2021 — AEye, Inc. (Nasdaq: LIDR), the global leader in adaptive, high-performance lidar solutions, today announced its results for the fourth quarter and full year ended December 31, 2021.

Blair LaCorte, Chief Executive Officer of AEye, said, “The dedication and high level of execution by our team allowed us to deliver on our plan, with strong performance in 2021. We made significant advancements in productization, industrialization, and cost optimization, setting the foundation for movement to volume production across both the industrial and automotive markets. We also strengthened our team, public company infrastructure and governance, and exceeded Wall Street revenue expectations. The enthusiasm from our team and our unique partner-oriented business model allowed us to close the year with solid momentum across several areas of our business. We are confident that our unique business model, powered by AEye’s adaptive lidar platform, 4Sight™, are market-leading differentiators that will drive significant value for our shareholders.”

Strategic Milestones Achieved 2021

●        Financial

o	AEye made its debut by listing on Nasdaq (LIDR), raising more than $200 million, net of fees, to fund product development, increase scale, and support AEye’s growing customer base. In December, the Company announced a $125 million Common Stock Purchase Agreement.

●        Product

o	AEye established new lidar industry performance standards for range, rate, and resolution in performance specification tests monitored, validated, and published by VSI Labs, one of the nation’s leading independent evaluators of active safety and automated vehicle technologies.
o	AEye validated superior weather performance, as documented in the journal Atmosphere.
o	In alignment with AEye CEO Blair LaCorte's article in Forbes on software-defined vehicles, AEye is enabling foundational over-the-air (OTA) update capabilities across all products.

●        Manufacturing

o	ADAS: AEye transitioned initial production of automotive B-samples of AEye-based long-range lidar sensors to a Continental manufacturing line. The Continental HRL131 is on-track for large-scale series production in 2024. The HRL 131 will be manufactured, sold, and supported, under Continental’s brand, to its installed base of 25 ADAS customers/OEMs.
o	Industrial: AEye transitioned manufacturing of AEye’s 4Sight M sensor for industrial and mobility applications from AEye’s Advanced Development Center in Dublin, CA to Sanmina, AEye’s lead contract manufacturing partner.

●        Customers and Partners

o	Continental announced the integration of AEye’s lidar technology into its full-stack (cameras, radar, lidar, and ECU) automotive-grade system for Level 2+ automated and autonomous driving applications – allowing Continental to sell a standalone high-performance long-range lidar sensor or as part of a complete ADAS system.
o	AEye announced a partnership with TuSimple to deploy AEye’s long-range, high-performance lidar for autonomous trucking applications.
o	AEye announced integration of its adaptive lidar with the Nvidia DRIVE Platform for autonomous vehicles.
o	AEye launched its adaptive lidar solutions for Intelligent Transportation Systems at the ITS World Congress in Hamburg in October.
o	AEye, as previously announced, is working with leaders in other industrial markets such as Komatsu (construction) and Hitachi (rail).

●        Governance

o	A new board of directors was elected, bringing to AEye extensive public governance, legal, and financial management experience, as well as deep domain expertise in the automotive, trucking, aerospace, and defense markets.

●        Scaling the Company

o	AEye opened offices in Japan and Korea and expanded our presence in Germany to support international growth.
o	AEye doubled key employee headcount primarily in engineering, operations, and sales and marketing to support product roll-out.

●        Innovation

o	AEye filed its 100th patent for groundbreaking concepts that meaningfully strengthen AEye’s IP protection and competitive position.
o	AEye was named a 2022 Innovation Award Winner by both Fast Company and the Consumer Electronics Show (CES).

Q4 2021 Financials

AEye reported revenue of $1.8 million, and a GAAP net loss of $(25.0) million, or $(0.16) per share based on 154.6 million weighted average shares outstanding. Adjusted EBITDA was $(19.8) million for the quarter. Non-GAAP net loss was $(20.0) million or $(0.13) per share.

Full Year 2021 Financials

AEye reported revenue of $3.0 million, and a GAAP net loss of $(65.0) million, or $(0.60) per share based on 109.1 million weighted average shares outstanding. Adjusted EBITDA was $(50.0) million for the year. Non-GAAP net loss was $(53.7) million or $(0.49) per share.

Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” for a discussion of Adjusted EBITDA and the financial tables below for reconciliations of Adjusted EBITDA to GAAP net loss, the most directly comparable GAAP financial measure.

The Company ended 2021 with $164.0 million in cash, cash equivalents, and marketable securities, and is debt-free.

Looking to 2022

The Company is targeting $4 million to $6 million of revenues in 2022. Non-GAAP net loss is expected to be approximately $100 million for the year. Capital expenditures are expected to be approximately $3 million to $4 million for the year.

Conference Call and Webcast Details

AEye management will hold a conference call today, March 28, 2021, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss these results. AEye’s CEO, Blair LaCorte, and CFO, Bob Brown, will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the Company’s website at https://investors.aeye.ai/.

The call is also accessible via telephone through the following details:

Dial in Information:

●        US/CANADA Participant Toll-Free Dial-In Number: 866-652-5200

●	US/CANADA Participant International Dial-In Number: 412-317-6060

About AEye

AEye’s software-defined lidar enables advanced driver-assistance, vehicle autonomy, and industrial applications that save lives and propel the future of transportation and mobility.  The company's 4Sight™ Intelligent Sensing Platform uses adaptive lidar to focus on what matters most: enabling faster, more accurate and reliable perception for dynamic applications ranging from autonomous driving to intelligent infrastructure, which require precise measurement imaging to ensure safety and performance.  The company was founded in 2013 and is based in the San Francisco Bay Area.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This presentation includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to the registration statement on Form S-1 on behalf of selling stockholders, plus common stock purchase agreement costs, less change in fair value of embedded derivative and warrant liabilities, less the gain on our PPP loan forgiveness; and

●       Adjusted EBITDA which is defined as non-GAAP net loss plus amortization and depreciation expense, plus interest expense and other, less interest income and other.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the high level of execution and strong performance in 2021 will not translate into tangible results in the timeframe expected, or at all; (ii) the risks that the significant advancements in productization, industrialization, and cost optimization in 2021 will not continue as expected, or at all; (iii) the risks that the foundation for volume production will not be sufficient to permit volume production to commence when expected, or at all; (iv) the risks that exceeding Wall Street expectations will not continue; (v) the risks that the enthusiasm and partner-orientated business model will not continue to generate momentum at the levels expected, or at all; (vi) the risks that AEye’s business model and adaptive lidar platform will be seen as market-leading differentiators or that it will not drive significant value for our shareholders at the levels expected, or at all; (vii) the risks that AEye’s approach to the market may not yield the results expected, or in the timeframe anticipated, or at all; (viii) the risks that Continental may not be able to successfully establish a manufacturing line for the AEye-based long-range lidar sensor in the time expected, or at all; (ix) the risks that the Continental product may not go into large-scale series production in 2024, or at all; (x) the risks that AEye will be unable to successfully enable over-the-air update capabilities across all products, or any of them; (xi) the risks that Continental’s integration of AEye’s lidar technology into their full-stack automotive-grade system will not be successful or achieve market acceptance at the levels expected, or at all; (xii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xiii) the risks that competing technologies will improve overtime to become operationally equivalent or more cost-effective, or both; (xiv) the risks that competitors may introduce into the market products similar in capabilities to AEye’s products and such competitive products take some or all of the market share away from AEye; (xv) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xvi) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xvii) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xviii) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xix) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xx) the risk that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxi) the risk of downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, including the Delta, Omicron, Deltacron, and future variants, which has caused significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by AEye or that will be filed by AEye from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$14,183	$15,275
Marketable securities	149,824	—
Accounts receivable, net	4,222	156
Inventories, net	4,085	2,655
Prepaid and other current assets	5,051	1,396
Total current assets	177,365	19,482
Property and equipment, net	5,129	4,865
Restricted cash	2,150	1,223
Other noncurrent assets	1,509	315
Total assets	$186,153	$25,885
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,542	$1,807
Accrued expenses and other current liabilities	8,739	3,356
Contract liabilities	2,287	660
Convertible notes	—	29,079
Borrowing - net of debt issuance costs, current	—	2,693
Total current liabilities	13,568	37,595
Deferred rent, noncurrent	3,032	3,631
Borrowings - net of debt issuance costs, noncurrent	—	2,884
Other noncurrent liabilities	786	—
Total liabilities	17,386	44,110
Stockholders’ Equity (Deficit):
Preferred stock	—	—
Common stock	16	10
Additional paid-in capital	320,937	68,549
Accumulated other comprehensive loss	(391)	—
Accumulated deficit	(151,795)	(86,784)
Total stockholders’ equity (deficit)	168,767	(18,225)
Total liabilities and stockholders’ equity (deficit)	$186,153	$25,885

AEYE, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue:
Prototype sales	$416	$215	$1,004	$365
Development contracts	1,388	64	2,003	1,214
Total revenues	1,804	279	3,007	1,579
Cost of revenue	2,100	344	3,637	808
Gross profit (loss)	(296)	(65)	(630)	771
Operating Expenses:
Research and development	7,513	5,923	26,543	17,130
Sales and marketing	4,059	798	10,548	3,408
General and administrative	11,668	1,853	25,514	6,715
Total operating expenses	23,240	8,574	62,605	27,253
Loss from operations	(23,536)	(8,639)	(63,235)	(26,482)
Other income (expense), net:
Change in fair value of embedded derivative liability and warrant liabilities	1	126	223	1,410
Gain on PPP loan forgiveness	—	—	2,297	—
Interest income and other	487	4	561	23
Interest expense and other	(1,986)	(547)	(4,857)	(1,502)
Total other income (expense), net	(1,498)	(417)	(1,776)	(69)
Provision for income tax expense	—	—	—	—
Net loss	$(25,034)	$(9,056)	$(65,011)	$(26,551)
Per Share Data
Net loss per common share (basic and diluted)	$(0.16)	$(0.09)	$(0.60)	$(0.26)
Weighted average common shares outstanding (basic and diluted)	154,616,998	99,854,569	109,055,894	102,803,202

AEYE, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2021	2020
Cash flow from operating activities:
Net loss	$(65,011)	$(26,551)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,014	922
Noncash common stock purchase agreement costs	1,583	—
Inventory write-downs	1,203	72
Change in fair value of embedded derivative liability and warrant liabilities	(223)	(1,410)
Noncash gain on PPP loan forgiveness	(2,297)	—
Stock-based compensation	10,018	1,952
Amortization of debt issuance costs	725	97
Amortization of debt discount	752	830
Amortization of premiums on marketable securities, net of change in accrued interest	310	—
Other	287	68
Changes in operating assets and liabilities:
Accounts receivable, net	(4,066)	(13)
Inventories, net	(2,633)	(309)
Prepaid and other current assets	(3,655)	3,811
Other noncurrent assets	(1,483)	(193)
Accounts payable	557	484
Accrued expenses and other current liabilities	5,496	1,377
Deferred rent	(538)	(496)
Contract liabilities	2,258	(290)
Net cash used in operating activities	(55,703)	(19,689)
Cash flows from investing activities:
Purchase of property and equipment	(1,021)	(4,036)
Purchase of available-for-sale debt securities	(150,525)	—
Net cash used in investing activities	(151,546)	(4,036)
Cash flows from financing activities:
Proceeds from the exercise of stock options	150	663
Proceeds from Business Combination and PIPE financing	256,811	—
Transaction costs related to Business Combination and PIPE financing	(52,372)	—
Proceeds from the issuance of convertible notes	8,045	29,990
Proceeds from bank loans	10,000	2,270
Principal payments on bank loans	(13,333)	(667)
Payments of debt issuance costs	(717)	(238)
Repurchase of stock options	(1,500)	—
Net cash provided by financing activities	207,084	32,018
Net increase (decrease) in cash and cash equivalents and restricted cash	(165)	8,293
Cash, cash equivalents and restricted cash at beginning of period	16,498	8,205
Cash, cash equivalents and restricted cash at end of period	$16,333	$16,498

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(25,034)	$(9,056)	$(65,011)	$(26,551)
Non-GAAP adjustments:
Stock-based compensation	3,496	1,137	10,018	1,952
Expenses related to registration statement on Form S-1 on behalf of selling stockholders	—	—	2,198	—
Common stock purchase agreement costs	1,583	—	1,583	—
Change in fair value of embedded derivative and warrant liabilities	(1)	(126)	(223)	(1,410)
Gain on PPP loan forgiveness	—	—	(2,297)	—
Non-GAAP net loss	$(19,956)	$(8,045)	$(53,732)	$(26,009)
Depreciation and amortization expense	245	243	1,014	922
Interest income and other	(487)	(4)	(561)	(23)
Interest expense and other	403	547	3,274	1,502
Adjusted EBITDA	$(19,795)	$(7,259)	$(50,005)	$(23,608)
GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.09)	$(0.60)	$(0.26)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.13)	$(0.08)	$(0.49)	$(0.25)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	154,616,998	99,854,569	109,055,894	102,803,202
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	154,616,998	99,854,569	109,055,894	102,803,202

Contacts

Media:

Jennifer Deitsch

AEye

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.
AEye@landispr.com
415-717-9133

Investors:

Clyde Montevirgen

AEye

cmontevirgen@aeye.ai

925-400-4366

Will Stack

Lambert & Co.

AEye@lambert.com

212-971-9718